EXHIBIT 7.13

                         DEMAND PROMISSORY NOTE


$200,000,000.00                                          New York, New York
                                                            August 29, 1997

          For value received, the undersigned HAT CONTRIBUTION SUB, INC., a Delaware corporation ("HAT"), unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK, a New York state banking corporation (the "BANK"), at its principal office located at 270 Park Avenue, New York, New York 10017, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000.00), ON DEMAND.

          HAT promises to pay interest on the unpaid amount of this Note from time to time at a rate per annum equal to the Base Rate (as defined below), as in effect from time to time, computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, provided that HAT promises to pay interest at a rate per annum equal to the Base Rate PLUS 2% on any principal of this Note that shall not be paid in full upon demand, for the period from and including the is paid in full. Accrued interest on this Note shall be payable on demand, but in any event monthly on the last day of each month.

          No interest shall be paid on this Note if the principal amount hereof is repaid in full to the Bank, in immediately available funds, by 5:00 p.m. New York time on the date hereof.

          For purposes hereof, the "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate (as defined below) for such day plus 1/2 of 1% and (b) the Prime Rate (as defined below) for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate. The "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day as so published on the next succeeding business day and (b) if such rate is not so published for any business day, the Federal Funds Rate for such business day shall be the average rate charged to the Bank on such business day on such transactions as determined by the Bank. The "PRIME RATE" shall mean the rate of interest from time to time announced by the Bank at its principal office in New York City as its prime commercial lending rate.

          The principal of and interest on this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by

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HAT, upon the occurrence and continuance of any of the following:

          (a) HAT shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or
     (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (b) A proceeding or case shall be commenced, without the application or consent of HAT, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of HAT or of all or any substantial part of its property or (iii) similar relief in respect of HAT under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against HAT shall be entered in an involuntary case under the Federal Bankruptcy Code.

          The proceeds of this Note shall be deposited into account no. 323514812 (the "COLLATERAL ACCOUNT") established by HAT at the Bank and HAT hereby grants to the Bank a security interest in the Collateral Account and the proceeds deposited therein as security for the obligations of HAT in respect of this Note.

          The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that HAT may not assign any of its obligations hereunder without the prior written consent of the Bank, PROVIDED that HAT may assign its obligations under this Note to Argyle Television, Inc., a Delaware corporation ("ARGYLE"), so long as concurrently with such assignment (i) ownership of the Collateral Account is transferred to Argyle and (ii) Argyle shall have assumed the obligations of HAT under this Note by executing the Assumption beneath the signature of HAT below (whereupon, Argyle shall become obligated in respect of this Note, as if it were the original maker hereof). Nothing in this Note, express or implied, shall be construed to confer upon any person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Note.

          All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Bank's principal office specified above.

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          HAT waives presentment, notice of dishonor, protest and any other formality with respect to this Note.

          HAT shall reimburse the Bank on demand for all costs, expenses and charges (including, without limitation, reasonable fees and charges of legal counsel for the Bank) in connection with the preparation, performance or enforcement of this Note.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                              HAT CONTRIBUTION SUB, INC.



                              By  /S/ JONATHAN E. THACKERAY
                                  -----------------------------------------
                                  Title:  President



                            ASSUMPTION

          By its signature below, Argyle Television, Inc. hereby (i) assumes all obligations of HAT Contribution Sub, Inc. in respect of the above Note (and agrees that it shall be obligated in respect of said Note as if it were the original maker thereof) and (ii) confirms that the Collateral Account is being transferred to it subject to the security interest therein and in the proceeds deposited therein created by HAT Contribution Sub, Inc. pursuant to said Note (and, in that connection, Argyle Television, Inc. hereby grants to the Bank a security interest in the Collateral Account and the proceeds deposited therein as security for the obligations of Argyle Television, Inc. in respect of said Note).


                              ARGYLE TELEVISION, INC.



                              By  /S/ HARRY T. HAWKS
                                  -----------------------------------------
                                  Title: Chief Financial Officer,
                                         Assistant Secretary & Treasurer

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